                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 27, 1998


                      INTEGRATED PROCESS EQUIPMENT CORP.
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            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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           DELAWARE                              0-20470                                  77-0296222
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
(STATE OR OTHER JURISDICTION OF          (COMMISSION FILE NUMBER)            (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)
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                                911 BERN COURT
                              SAN JOSE, CA  95112
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         (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (408) 436-2170

                                NOT APPLICABLE
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         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5.   OTHER EVENTS
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     On January 27, 1998, the Company announced its results for the second fiscal quarter ended December 31, 1997. The Company reported a 62% increase in revenue to $57,879,000 versus $35,662,000 last year. The Company recorded net income from continuing operations of $4,951,000, or $0.26 per share on a diluted basis. the company recorded a write-down, net of taxes, of $6,664,000 in the second quarter of fiscal 1998 for the unsold net assets of IPEC Clean. The net loss for the quarter, including the write-off, was $1,774,000, or $0.10 per share on a diluted basis. In the same prior-year quarter, IPEC reported net income of $1,335,000 or $0.09 per share on a diluted basis, before discontinued operations and a program discontinuance charge, on revenues of $35,662,000. In that prior-year period, the loss from the operations and on the disposal of IPEC Clean, net of taxes, was $26,846,000, and the program discontinuance charge was $17,601,000, resulting in a total net loss of $36,952,000, or $2.48 per share on a diluted basis.

     For the six months ended December 31, 1997, IPEC recorded revenue of $109,153,000 versus $65,069,000, representing a 68% increase over the prior-year period. The Company posted net income from continuing operations of $9,642,000, or $0.50 per share on a diluted basis. Including the write-off from IPEC Clean, net income for the period was $2,856,000, or $0.15 per share on a diluted basis. This compares to a net loss of $405,000, or $0.03 per share on a diluted basis, exclusive of discontinued operations and program discontinuance charges, for the six months ended December 31, 1996. In that prior-year period, the total net loss, including the charges, was $40,410,000 or $2.72 per share on a diluted basis.

     Due to the current financial crisis in Asia, particularly in Korea, the Company anticipates that revenue from IPEC Planar will be lower for the next two quarters compared to the prior two quarters, and that margins for the Company will be adversely affected until the Korean financial situation is relieved.

                                      -2-
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     Pursuant to the requirements of the Securities Exchange Act of 1934,
Integrated Process Equipment Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Integrated Process Equipment Corp.


                              BY:  /S/ John S. Hodgson
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                                  John S. Hodgson
                                  Vice President and Chief Financial Officer



Date: February 4, 1998